Exhibit 10.4

WEWORK INC.

2021 EQUITY INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the plan is the WeWork 2021 Equity Incentive Plan (the “Nan”). The purposes of the Plan are to provide an additional incentive to officers, employees, non-employee directors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Acquisition Award” means any Award that is assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transactions).

(b) “Administrator” means the Board or the Committee (or a delegate appointed in accordance with Section 3).

(c) “Affiliate” means a Person that, at the applicable time, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term Affiliate shall, unless otherwise determined by the Administrator, include entities in which the Company holds 50% or more voting control.

(d) “Aggregate Fully Diluted Company Capital Stock” has the meaning set forth in the Merger Agreement.

(e) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award, or Cash Award granted under the Plan.

(f) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing an Award.

(g) “Base Price” has the meaning set forth in Section 8(b).

(h) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(i) “Board” means the Board of Directors of the Company.

(j) “Cash Award” means an Award granted pursuant to Section 12.

(k) “Cause” shall have the meaning ascribed to such term in the Participant’s employment, consulting, or severance agreement with the Company or its Affiliates, if such agreement contains a defmition of “cause” for termination of employment or other applicable relationship. Otherwise, “Cause” has the meaning determined by the Administrator and set forth in the applicable Award Agreement or, if there is no such definition in the Award Agreement, shall mean (1) repeated failure by the Participant to perform the Participant’s reasonably assigned duties; (2) the Participant’s engagement in dishonesty, gross negligence or misconduct, which in the case of dishonesty only has had a material adverse effect on the Company’s or its Affiliates’ business or affairs; (3) the Participant’s conviction of, or entrance of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony as permitted by law; (4) material breach by the Participant of any invention or nondisclosure agreement and/or non-competition agreement and/or non-solicitation agreement with the Company or its Affiliates, as applicable; (5) intentional misconduct by the Participant or intentional failure by the Participant to perform the Participant’s responsibilities to the Company or its Affiliates; (6) the Participant’s failure to cooperate or assist with any investigation involving the Company or its Affiliates; or (7) the Participant’s failure to comply with any of the Company’s or its Affiliates’ policies, including, but not limited to, their harassment, workplace conduct and/or discrimination policies. Prior to the occurrence of a Change in Control, and solely for purposes of the Plan and Awards granted hereunder, the Company shall have the sole authority (including by action of the Administrator), to make a finding or determination of “Cause” and a fmding or determination of “Cause” by the Company shall be fmal and binding on all parties. The Participant’s employment or other relationship shall be considered to have been terminated for “Cause” if the Company determines within 30 days after the Participant’s resignation that termination for Cause was warranted.

(l) “Change in Capitalization” means any (1) merger, consolidation, reclassification, recapitalization, spinoff, spin-out, repurchase or other reorganization or corporate transaction or event; (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), stock split, reverse stock split, subdivision or consolidation; (3) combination or exchange of shares; or (4) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 is appropriate.

(m) “Change in Control” means the occurrence, in a single transaction or a series of related transactions, of any one or more of the events set forth in the following paragraphs:

(1) any Exchange Act Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than in connection with a transaction described in clause (I) of paragraph (3) below; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended (“Incumbent Directors”); or

(3) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than 50% of the combined voting power of the securities outstanding immediately after such merger or consolidation of either the Company or such surviving entity or, if the Company or the entity surviving such merger is then a Subsidiary, the ultimate parent thereof (with such securities being held by the shareholders of the Company prior to the transaction in substantially the same proportions as their ownership of the voting securities of the Company immediately after such merger or consolidation) and (B) the Incumbent Directors continuing immediately thereafter to represent at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a Subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Exchange Act Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Exchange Act Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale, or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of an initial public offering of securities of a Subsidiary or an Affiliate, or the consummation of any transaction or series of integrated transactions immediately following which the shareholders of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the voting securities or assets of the Company immediately following such transaction or series of transactions; and (ii) for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. In addition, and for the avoidance of doubt, a Change in Control shall not be deemed to have occurred by virtue of the Closing.

(n) “Closing” has the meaning set forth in the Merger Agreement.

(o) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(p) “Committee” means the Compensation Committee of the Board (or any other committee or subcommittee of the Board which the Board may appoint to administer the Plan). Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee (except as such functions may be delegated pursuant to Section 3).

(q) “Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

(r) “Company” means WeWork Inc., a Delaware corporation (or any successor company).

(s) “Disability” means, with respect to any Participant, that such Participant, as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(t) “Effective Date” has the meaning set forth in Section 19.

(u) “Eligible Recipient” means an officer, employee, non-employee director, or individual consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the

Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(v) “Employer” means the Company or an Affiliate or Subsidiary that employs or retains a Participant, as applicable.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(x) “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company; (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities; (iv) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company; (v) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities (including any Affiliate of any natural person, entity or group described in this clause (v)); or (vi) SoftBank Group Corp., a Japanese joint-stock company, or an affiliate thereof.

(y) “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase such shares of Common Stock issuable upon the exercise of such Option. In no event (other than in the case of an Acquisition Award or pursuant to the operation of Section 5) shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant.

(z) “Fair Market Value” of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date on such exchange; or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(aa) “Free Standing Right” has the meaning set forth in Section 8(a).

(bb) “Incentive Stock Options” shall mean Options which qualify as “incentive stock options” under Section 422 of the Code and the regulations promulgated thereunder.

(cc) “Legacy Plans” means the Company’s 2013 Stock Incentive Plan and its 2015 Equity Incentive Plan, in each case as amended from time to time.

(dd) “Merger Agreement” means that certain Agreement and Plan of Merger, by and among BowX Acquisition Corp., BowX Merger Subsidiary Corp., and WeWork Inc., dated as of March 25, 2021.

(ee) “Nonqualified Stock Options” shall mean Options which are not Incentive Stock Options.

(ff) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7.

(gg) “Other Stock-Based Award” means an Award granted pursuant to Section 10.

(hh) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3, to receive grants of Awards, a Participant’s permitted transferees (if any, as authorized by the Administrator in writing prior to any such Transfer) and, upon a Participant’s death, his or her successors, heirs, executors and administrators, as the case may be.

(ii) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(jj) “Plan” has the meaning set forth in Section 1.

(kk) “Related Right” has the meaning set forth in Section 8(a).

(ll) “Restricted Stock” means Shares granted pursuant to Section 9 subject to certain restrictions that lapse at the end of a specified period or periods.

(mm) “Restricted Stock Unit” means the right, granted pursuant to Section 9, to receive a share of Common Stock or, in the case of an Award denominated in cash, to receive the amount of cash per unit equal to the Fair Market Value of a share of Common Stock as determined by the Administrator in connection with the Award.

(nn) “Rule 16b-3” has the meaning set forth in Section 3(a).

(oo) “Share” or “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(pp) “Stock Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8.

(qq) “Stock Bonus” means a bonus payable in fully vested shares of Common Stock granted pursuant to Section 11.

(rr) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, 50% or more of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(ss) “Transfer” has the meaning set forth in Section 17.

Section 3. Administration(a) .

(a) The Plan shall be administered by the Administrator and, to the extent applicable to permit awards to be exempt from the “short-swing” rules of Section 16(b) of the Exchange Act pursuant to the operation of Rule 16b3 under the Exchange Act (“Rule 16b-3”), the Administrator shall be the Committee or the Board.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares or the amount of cash to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock and Restricted Stock Units and the conditions under which such restrictions shall lapse; (ii) any performance goals and periods applicable to Awards; (iii) the Exercise Price of each Option and Base Price of each Stock Appreciation Right; (iv) the vesting schedule applicable to each Award; (v) the time or times when Awards may be exercised; and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan to the greatest extent permitted by law;

(8) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to determine whether a Person is an Affiliate;

(10) to determine the treatment of Awards in the event that an entity ceases to be an Affiliate of the Company;

(11) to establish sub-plans under the Plan, containing such limitations and other terms and conditions as the Administrator determines are necessary or desirable, for the purpose of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards or qualifying for favorable tax treatment under applicable foreign laws;

(12) to determine whether conditions and events described in the Plan or in Award Agreements are satisfied, including whether a Change in Control has occurred and, prior to the occurrence of a Change in Control, whether a Participant’s employment or service has terminated for Cause; and

(13) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation. Subject to applicable laws and regulations, the Board or the Committee may delegate administrative authority hereunder to an officer of the Company or to such other individual or group as the Board or Committee may determine in its discretion.

(d) Notwithstanding any provision of the Plan, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates with employees located outside the United States, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) set the terms and conditions of Awards granted to individuals located outside the United States (which need not be the same as the terms and conditions of Awards granted to individuals located inside the United States), and to modify the terms and conditions of any such Award if necessary or advisable to comply with local law; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable; provided, however, that no such sub-plans and/or modifications shall increase the share limitation contained in Section 4; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

Section 4. Shares Reserved for Issuance; Other Limitations; Director Compensation Limit.

(a) The maximum number of shares of Common Stock reserved for issuance under the Plan as of the Effective Date shall be a number of shares of Common Stock equal to 5% of the Aggregate Fully Diluted Company Capital Stock as of the Closing (subject to adjustment as provided by Section 5, the “Share Reserve”). Commencing on January 1, 2022 and on each subsequent anniversary thereof (but not following the ten year anniversary of the Effective Date), the number of shares of Common Stock in the Share Reserve may be increased, if and to the extent approved by the Board, by a number of shares of Common Stock equal to either (i) 5% of the Aggregate Fully Diluted Company Capital Stock as of the Closing less the remaining Share Reserve immediately prior to such January 1, or (ii) such lesser amount determined by the Board; provided that, in either case, the total number of shares of Common Stock reserved for issuance under the Plan on January 1, 2022 and on each subsequent anniversary thereof (inclusive of any shares allocated to outstanding Awards as of such date) may not exceed 8% of the Aggregate Fully Diluted Company Capital Stock as of the Closing. The Board’s authority to approve any increase to the Share Reserve may not be delegated to the Committee or to any other person pursuant to Section 3 or any other provision of the Plan.

(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of Common Stock subject to an Award, or subject to an award under a Legacy Plan, are forfeited, cancelled, exchanged or surrendered, or if an Award or an award under a Legacy Plan otherwise terminates or expires without a distribution of shares to the Participant, the shares shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, be available for Awards under the Plan; provided, however, that such shares will not be available for Awards under the Plan to the extent that making such shares available would cause the total number of shares of Common Stock available for Awards under the Plan (inclusive of any outstanding Awards) to exceed 8% of the Aggregate Fully Diluted Company Capital Stock as of the Closing. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or Stock Appreciation Right under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall also be available for subsequent Awards under the Plan. To the extent that a Stock Appreciation Right is settled by the delivery of a net number of Shares, the number of withheld, unissued Shares underlying such Stock Appreciation Right shall again be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan; (ii) shares of Common Stock underlying Awards that can only be settled in cash and shares underlying Acquisition Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

(c) The maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options will be equal to the initial Share Reserve determined under paragraph (a), above, as of the Effective Date (7,931,556 shares), subject to adjustment pursuant to Section 5. For the avoidance of doubt, any Shares that become subject to an Award under the Plan and subsequently become available again for grant pursuant to paragraph (b) above, shall not be available for issuance as Incentive Stock Options.

(d) Eligible Recipients who are non-employee members of the Board are eligible for Awards hereunder (other than Incentive Stock Options); provided, however, that the maximum amount of compensation awarded to a non-employee member of the Board (pursuant to this Plan or otherwise) in respect of service on the Board for a calendar year (including the amount of cash plus the Fair Market Value grant date fair value of equity awards (determined on the respective grant dates of such equity awards) made in such calendar year) shall not exceed $1 million (which limitation shall not be subject to proration for a non-employee director’s initial full or partial year of service on the Board).

Section 5. Equitable Adjustments.

(a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of shares of Common Stock or cash that may be subject to Awards granted to any Participant in any calendar year or which may be made subject to Incentive Stock Options; (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan; and (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, nothing in this Section 5 shall be deemed to limit the provisions of Section 13 under the Plan.

(b) The determinations made by the Administrator or the Board, as applicable, pursuant to this Section 5 shall be fmal, binding and conclusive. Notwithstanding the foregoing, any adjustment made pursuant to this Section 5 shall (i) to the extent necessary to avoid adverse tax consequences under Section 409A of the Code, be made in compliance with the requirements of Section 409A of the Code and (ii) in the case of Incentive Stock Options, unless otherwise determined by the Administrator, be made in compliance with the requirements of Sections 422 and 424(a) of the Code.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option, and provisions regarding exercisability of the Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Options which are not designated as Incentive Stock Options in the Award Agreement or which otherwise do not qualify as Incentive Stock Options shall constitute Nonqualified Stock Options.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event (other than in the case of an Acquisition Award or pursuant to the operation of Section 5) shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable on or after the ten (10) year anniversary of the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. Payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including a broker-assisted cashless procedure or the withholding of Shares otherwise issuable upon exercise), (ii) in the Administrator’s sole discretion, in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) with respect to Nonqualified Stock Options, any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f) Rights as Stockholder. A Participant shall have no rights to dividends or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16.

(g) Termination of Employment or Service. Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, any Options then held by the Participant shall be treated as follows:

(1) If such termination is for any reason other than Disability or death (including a termination by reason of the employer or other service recipient of the Participant ceasing to be a Subsidiary or Affiliate of the Company, as applicable), (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three (3) months after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three (3) month period described in this Section 7(g)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death or Disability during such three (3) month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2) If such termination is on account of the Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(h) Incentive Stock Option Provisions. Incentive Stock Options may be granted only to Eligible Recipients who are employees of the Company or a Subsidiary (for purposes of Section 422 of the Code). The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be Incentive Stock Options and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be Nonqualified Stock Options. No Incentive Stock Option shall be granted to any Eligible Recipient if such Eligible Recipient owns, immediately prior to the grant of the Incentive Stock Option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such Incentive Stock Option shall be at least 110% of its Fair Market Value at the time such Incentive Stock Option is granted and the Incentive Stock Option, by its terms, shall not be exercisable later than the day immediately preceding the fifth anniversary of the date it is granted. In determining such stock ownership, the provisions of Section 424(d) of the Code shall be controlling. Unless otherwise provided in the Award Agreement, if a Participant who was granted an Option designated as an Incentive Stock Option in the Award Agreement exercises such Option more than three months following the termination of the Participant’s employment for the Employer for any reason other than Disability or death (including a termination by reason of the Employer ceasing to be a Subsidiary or Affiliate of the Company, as applicable), then the Option will not qualify as an Incentive Stock Option and will be regarded as a Nonqualified Stock Option.

(i) Non-Exempt Employees. If an Option is granted to an employee of the Company or an Affiliate in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Change in Control, or (iii) upon such employee’s retirement (as such term may be defined in the applicable Award Agreement or such employee’s employment agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that, with respect to a Participant who is a non-exempt employee of the Company or an Affiliate, any income derived in connection with the exercise or vesting of an Option will be exempt from such Participant’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting, issuance of any Shares or other property, or payment of any cash under any other Award will be exempt from the Participant’s regular rate of pay, the provisions of this Section 7(i) will apply to all types of Awards.

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights (or “SARs”) may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Base Price. Each Stock Appreciation Right shall be granted with a base price (other than in the case of an Acquisition Award or pursuant to the operation of Section 5) that is not less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant (such amount, the “Base Price”).

(c) Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 16 and has been transferred such shares of Common Stock.

(d) Exercisability.

(1) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement. The Administrator shall have the authority to accelerate the exercisability of any outstanding Free Standing Right at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(2) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 and this Section 8.

(e) Consideration Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised (rounded down to the nearest whole Share).

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised (rounded down to the nearest whole Share). Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to grant a Stock Appreciation Right which permits the Administrator to settle the exercise of such Stock Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment or Service.

(1) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, any Free Standing Rights then held by the Participant shall be treated as follows:

(i) If such termination is for any reason other than Disability or death (including a termination by reason of the employer or other service recipient of the Participant ceasing to be a Subsidiary or Affiliate of the Company, as applicable), (A) Free Standing Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three (3) months after such termination, on which date they shall expire, and (B) Free Standing Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three (3) month period described in this Section 8(f)(1)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death or Disability during such three (3) month period. Notwithstanding the foregoing, no Free Standing Rights shall be exercisable after the expiration of its maximum term.

(ii) If such termination is a result of the Disability or death of the Participant, (A) Free Standing Rights granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Free Standing Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Free Standing Right shall be exercisable after the expiration of its term.

(2) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9. Restricted Stock and Restricted Stock Units.

(a) General. Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and free of restrictions on Transfer (the “Restricted Period”); the performance objectives (if any); and all other conditions of the Restricted Stock and Restricted Stock Units. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained or satisfied, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b) Awards and Certificates.

(1) Except as otherwise provided in Section 9(c), (i) each Participant who is granted an award of Restricted Stock may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. Restricted Stock may also be evidenced in uncertificated form or by a book entry record. The Company may require that the stock certificates, if any, evidencing Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock.

(2) With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, stock certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units.

(3) Notwithstanding anything in the Plan to the contrary, any Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form or by a book entry record.

(4) Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares (either in certificated or uncertificated form) or cash, as applicable, shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code (or in accordance with an Award Agreement that complies with Section 409A of the Code), and absent such a deferral such issuance or payment shall in any event be made no later than March 15th of the calendar year following the year of vesting or within other such period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Stock and Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as an officer, director, or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to shares of Restricted Stock during the Restricted Period, including the right to vote such shares and, only to the extent specifically provided in the applicable Award Agreement, to receive any dividends declared with respect to such shares. The Participant shall not have the rights of a stockholder with respect to shares of Common Stock subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of shares of Common Stock covered by Restricted Stock Units may, only to the extent specifically set forth in an Award Agreement, be provided to the Participant in the form and manner set forth in such Award Agreement. Notwithstanding the foregoing, any dividend or dividend equivalent awarded with respect to Restricted Stock or Restricted Stock Units shall, unless otherwise set forth in an applicable Award Agreement, be subject to the same restrictions, conditions and risks of forfeiture as the underlying Restricted Stock or Restricted Stock Units.

(d) Termination of Employment or Service. The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement; provided, however, that if the Award Agreement does not set forth the treatment of Restricted Stock or Restricted Stock Units upon termination of employment, then upon such termination for any reason, the unvested portion of the Award shall immediately be forfeited.

(e) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (at the time of grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit equal to the Fair Market Value of the Shares subject to the award at the time of delivery.

Section 10. Other Stock-Based Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (provided that dividend equivalents will not be granted in connection with Options or Stock Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions, and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria), and all other terms and conditions of such Other Stock-Based Awards.

Section 11. Stock Bonuses.

The Administrator may grant Stock Bonuses hereunder to such Eligible Recipients and in such amounts as the Administrator may determine (subject to the terms of the Plan). In the event that the Administrator grants a Stock Bonus, the Shares constituting such Stock Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

Section 12. Cash Awards.

Without limitation of the rights of the Company or any Affiliate to provide cash awards under other non-shareholder approved plans or arrangements, the Administrator may grant awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time (subject to the terms of the Plan). Cash Awards may be granted with value and payment contingent upon the achievement of performance criteria.

Section 13. Change in Control Provisions.

(a) In connection with a Change in Control, Awards shall be subject to the agreement resulting in the Change in Control, which need not treat all outstanding Awards in an identical manner. Subject to the terms of the applicable Award Agreement, the Administrator may provide, in its sole discretion, with respect to the treatment of each outstanding Award (either separately for each Award (or portion of Award) or uniformly for all Awards) for one or more of the following as of the effective date of such Change in Control:

(1) the continuation of such outstanding Awards by the Company (if the Company is the successor entity);

(2) the assumption of outstanding Awards by the successor or acquiring entity (if any) in such Change in Control (or by any of its parents, if any), subject to equitable adjustment, as determined by the Administrator;

(3) the substitution by the successor or acquiring entity in such Change in Control (or by any of its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the Exercise Price or Base Price and the number and nature of shares issuable upon exercise of any Option or SAR, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code);

(4) the full or partial exercisability or vesting and accelerated expiration of outstanding Awards; or

(5) the settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) based upon the Fair Market Value as applicable in the Change in Control (as determined by the Administrator), followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, or is not vested or immediately exercisable, as determined by the Administrator, in its discretion.

(b) Notwithstanding the forgoing, the Administrator shall have the discretion to accelerate the vesting and exercisability of any outstanding Award in the event of a Change in Control to be fully vested, and to deem any performance conditions imposed with respect to such Award to be fully achieved at, above, or below the target level of performance, immediately prior to such Change in Control or any time after the effective date of such Change in Control, including upon the termination of a Participant’s employment or service with the Company, its successor, or an Affiliate thereof without Cause on or after the effective date of the Change in Control. In the event an Award is not assumed or substituted by a successor entity in connection with a Change in Control, then, in the discretion of the Administrator, such Award may be fully vested immediately prior to such Change in Control, and any performance conditions imposed with respect to such Award may be deemed to be fully achieved at, above, or below the target level of performance.

Section 14. Amendment and Termination.

The Administrator may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Administrator shall obtain approval of the Company’s shareholders for any amendment to the Plan that would require such approval pursuant to any rules of the stock exchange on which the Common Stock is traded or other applicable law, as determined by the Administrator. Subject to Section 29, the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Sections 5 and 13 and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 15. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 16. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, the amount of any such applicable taxes required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall have the right to deduct any such taxes, up to the maximum amount to the extent permitted by law, from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by (i) electing to have the Company withhold from delivery of Shares or other property, as applicable; (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations; or (iii) pursuant to a broker-assisted cashless exercise procedure. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award and may, subject to any required Participant consent, withhold with respect to amounts up to the maximum statutory withholding rate.

Section 17. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan and the applicable Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any shares of Common Stock or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 18. Continued Employment or Service; Change in Employment Status.

(a) Neither the adoption of the Plan nor the grant of any Award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time and for any reason. The existence of the Plan and the grant of any Award hereunder shall not be construed to create an employment relationship between the Company or an Affiliate with respect to any Participant retained as a consultant or serving the Company as a non- employee director.

(b) An Award may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of a Participant, in the discretion of the Administrator. Unless otherwise provided by the Administrator or required by law: (1) a leave of absence approved by the Company or one of its Affiliates, as applicable, will not constitute a termination of employment or service under the Plan; and (2) with respect to Incentive Stock Options only, if a Participant’s leave of absence exceeds three months, the Participant will be deemed to have terminated employment on the first day following the end of the first three months of such leave, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If the Participant has not returned to work as of the end of an approved leave of absence, employment or service shall terminate for purposes of the Plan as of the date the approved leave of absence ends, to the extent permitted by law. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of an Award (or lapsing of Company repurchase rights) shall be tolled during any leave of absence.

Section 19. Effective Date.

The Plan was adopted by the Board on September 19, 2021, was approved by the Company’s shareholders on October 19, 2021, and shall become effective without further action as of the later of (a) the date on which the Company’s shareholders approved the Plan, or (b) the Closing (the date of such effectiveness, the “Effective Date”).

Section 20. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date on which it was adopted by the Board or the date it was approved by the Company’s shareholders; provided that Awards theretofore granted may extend beyond that date.

Section 21. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal, state and foreign securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933 (as amended, the “Securities Act”) and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 22. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. In the event of a Participant’s death, if no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25. Documentation; Paperless Administration.

Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. The Award Agreement will contain the terms and conditions applicable to an Award. Each Award may contain terms and conditions in addition to those set forth in the Plan. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant shall be permitted through the use of such an automated system.

Section 26. Severability.

If any provision of the Plan is held to be invalid or unenforceable in any jurisdiction or with respect to any Participant, such provision shall be construed or deemed amended to conform with applicable law, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Board, materially altering the intent of the Plan or the Award, such provision shall be severed as to the jurisdiction or the Participant and the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27. Clawback.

Notwithstanding any other provisions in this Plan, any Award will be subject to both (a) any compensation recovery or clawback policy required pursuant to Section 304 of Sarbanes-Oxley Act of 2002, as amended, and any other legally required recovery or clawback; and (b) any other compensation recovery or clawback policy that the Company or any Affiliate may adopt in the future.

Section 28. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made (without interest) on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 29. No Re-Pricing.

Without limitation of the authority set forth in Section 5, no Option or SAR shall have its Exercise Price or Base Price lowered nor shall any Option or SAR be settled, cancelled, forfeited, exchanged or surrendered in exchange or otherwise in consideration for a new Option or SAR with an Exercise Price or Base Price that is less than that of such settled, cancelled, forfeited, exchanged or surrendered Option or SAR, unless the shareholders of the Company shall have approved of such transaction. For the avoidance of doubt (and without limitation of the authority set forth in Section 5), Options or Stock Appreciation Rights with an exercise or strike price that is equal to or greater than the current Fair Market Value of the underlying shares of Common Stock shall not be cancelled in exchange for a cash payment.

Section 30. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 31. Construction.

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Any reference to a regulation shall include any successor regulation. Except where otherwise indicated, references to Sections are references to sections of this Plan.

Section 32. Addenda.

The Administrator may approve such addenda to the Plan or any Award Agreement as it may consider necessary or appropriate for the purpose of granting Awards to Participants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy, or custom, which, if so required under applicable law, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.